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                              BALDWIN & LYONS, INC.

                              FORM 10-Q, EXHIBIT 11

                        COMPUTATION OF EARNINGS PER SHARE

                                                   THREE MONTHS ENDED                      NINE MONTHS ENDED
                                                      SEPTEMBER 30                           SEPTEMBER 30
                                            ---------------------------------    --------------------------------------
                                                2005               2004                2005                 2004
                                            --------------     --------------    ------------------   -----------------
BASIC:
   Average number of shares
      outstanding                              14,764,317         14,640,781            14,738,937          14,622,936
                                            ==============     ==============    ==================   =================

      Net income                               $1,151,856         $3,460,428           $18,970,819         $23,223,608
                                            ==============     ==============    ==================   =================

      Per share amount                               $.08               $.24                $ 1.29              $ 1.59
                                            ==============     ==============    ==================   =================


DILUTED:
   Average number of shares
      outstanding                              14,764,317         14,640,781            14,738,937          14,622,936
   Dilutive stock options--based on
      treasury stock method using
      average market price                        108,854            143,941               114,934             172,475
                                            --------------     --------------    ------------------   -----------------

      Totals                                   14,873,171         14,784,722            14,853,871          14,795,411
                                            ==============     ==============    ==================   =================

      Net income                               $1,151,856         $3,460,428           $18,970,819         $23,223,608
                                            ==============     ==============    ==================   =================

      Per share amount                               $.08               $.23                $ 1.28              $ 1.57
                                            ==============     ==============    ==================   =================

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